EXHIBIT 11

                       SBI COMMUNICATIONS, INC.
                       ------------------------
              COMPUTATION OF EARNINGS PER COMMON SHARE
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                      FOR THE NINE MONTHS ENDED
                      ------------------------
                      SEPTEMBER 30, 2000 AND 1999
                       ----------------------

                                            Nine Months     Nine Months
                                              Ended            Ended
                                          Sept. 30, 2000    Sept. 30, 1999
                                          --------------   --------------
Shares outstanding:                                            5,570,439
Weighted average shares outstanding          13,770,878       11,140,878
Net loss                                  ($    491,826)   ($    218,000)
Preferred Dividend                                --               --
                                          --------------   --------------
Total                                     (     491,826)        (218,000)
Net loss per share                         $      (0.04)   $       (0.02)
                                          --------------   --------------